Exhibit 10.17

Subscription Agreement

As of October 12, 2006

To the Board of Directors of
Alyst Acquisition Corp.:

Gentlemen:

The undersigned hereby subscribes for and agrees to purchase ______ Warrants (“Insider Warrants”) at $1.00 per Insider Warrant, of Alyst Acquisition Corp. (the “Corporation”) for an aggregate purchase price of $___________ (“Purchase Price”). The purchase and issuance of the Insider Warrants shall occur simultaneously with the consummation of the Corporation’s initial public offering of securities (“IPO”) which is being underwritten by Jesup & Lamont Securities Corporation (“Jesup & Lamont”). The Insider Warrants will be sold to the undersigned on a private placement basis and not part of the IPO.

On or before October 31, 2006, the undersigned shall deliver the Purchase Price to Graubard Miller (“GM”) as set forth in the instructions attached as Exhibit A to hold in an interest bearing account until the Corporation consummates the IPO. Simultaneously with the consummation of the IPO, GM shall (i) deposit the Purchase Price, without interest or deduction, into the trust fund (“Trust Fund”) established by the Corporation for the benefit of the Corporation’s public stockholders as described in the Corporation’s registration statement filed in connection with the IPO, pursuant to the terms of an Investment Management Trust Agreement to be entered into between the Corporation and Continental Stock Transfer & Trust Company and (ii) deliver all interest earned on the Purchase Price to the undersigned. In the event that the IPO is not consummated by June 30, 2007, GM shall return the Purchase Price, plus accrued interest, to the undersigned.

The undersigned represents and warrants that it has been advised that the Insider Warrants have not been registered under the Securities Act; that it is acquiring the Insider Warrants for its account for investment purposes only; that it has no present intention of selling or otherwise disposing of the Insider Warrants in violation of the securities laws of the United States; that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”); and that it is familiar with the proposed business, management, financial condition and affairs of the Corporation.

Moreover, the undersigned agrees that it shall not sell or transfer the Insider Warrants until after the Corporation consummates a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business (“Business Combination”) and acknowledges that the certificates for such Insider Warrants shall contain a legend indicating such restriction on transferability.

The Corporation hereby acknowledges and agrees that, in the event the Corporation calls the Warrants for redemption pursuant to that certain Warrant Agreement to be entered into by the Corporation and Continental Stock Transfer & Trust Company in connection with the Corporation’s IPO, the Corporation shall allow the undersigned to exercise any Insider Warrants by surrendering such Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrant, multiplied by the difference between the Warrant exercise price and the “Fair Market Value” (defined below) by (y) the Fair Market Value. The “Fair Market Value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants.

The terms of this agreement and the restriction on transfers with respect to the Insider Warrants may not be amended without the prior written consent of Jesup & Lamont.

Very truly yours,

Agreed to:

Alyst Acquisition Corp.

By:

Name:
Title:

Graubard Miller

By:

Name:
Title:

Jesup & Lamont Securities Corporation

By:

Name:
Title:

By: :